                                                                    EXHIBIT 99.1

[PROXYMED LOGO]                                             COMPANY NEWS RELEASE


IMPORTANT NOTE:


ProxyMed's live teleconference call to discuss its first quarter of 2005 results is accessible by calling 1-866-270-6388 beginning at 10:00 a.m. Eastern Time on Tuesday, May 10, 2005 and will be simultaneously broadcast on the Internet at www.proxymed.com. Replays of the teleconference call will be available at www.proxymed.com after 1:00 p.m. ET on May 10th.


CONTACT:
PROXYMED, INC.
GREGORY J. EISENHAUER, CFA
EVP & CHIEF FINANCIAL OFFICER
770-806-4780
GEISENHAUER@PROXYMED.COM



                  PROXYMED INCREASES REVENUES 6% YEAR OVER YEAR
            - SENIOR DEBT SUCCESSFULLY REFINANCED AHEAD OF SCHEDULE -

         ATLANTA, GA (BUSINESS WIRE) MAY 9, 2005 - ProxyMed, Inc. (Nasdaq:
PILL), a leading provider of healthcare transaction processing and medical cost containment services, today reported its operating results for the first quarter of 2005.

                           FIRST QUARTER 2005 RESULTS

         ProxyMed reported revenues of $21.7 million for the first quarter, an increase of 5.9% compared to revenues of $20.5 million for the same period of 2004. For the quarter, the Company incurred a net loss of $1.8 million, or ($0.14) per diluted share, compared to a net loss of $0.4 million or ($0.05) per diluted share in the same quarter last year. Sequentially, revenues declined by $0.9 million, operating loss remained steady at $1.2 million, and net loss widened by $0.2 million.

         The Company ended the quarter with $11.6 million of cash on its balance sheet. As previously announced, the Company closed a new senior debt facility with Wachovia Bank, NA. Proceeds from this facility were used to pre-pay the Company's senior debt obligations that were maturing on May 31, 2005.

                          OPERATING SEGMENT PERFORMANCE

TRANSACTION SERVICES
         The Transaction Services segment reported revenues of $18.6 million for the first quarter of 2005, an increase of 27.5% compared to revenues of $14.6 million for the first quarter of 2004. This revenue gain is due mostly to the inclusion of two additional months of results from the PlanVista acquisition, made last March. Core transactions grew 9.3% over the same period. Revenue gains outpaced transaction growth due to the addition of significantly higher value cost containment transactions for the entire quarter in 2005.

         Sequentially, core transactions grew 1%, sustaining and building upon the new levels of transactions realized by an 8.5% jump in the fourth quarter. Revenues declined modestly over the fourth quarter as a result of changes in the transaction mix.

         Operating loss was $1.8 million compared to a loss of $1.7 million in the fourth quarter. A reduction in the Company's cost for Sarbanes-Oxley was offset by increases in personnel expenses for accrual of paid time off, which is seasonal, and increased health insurance expense.

         Nancy Ham, President and Chief Operating Officer commented, "We had a good first quarter as we solidified the new business that we brought on in the fourth quarter. In addition, we have experienced significant progress in rolling out our new Web-based solutions, including our new partner portal, our PCAT transaction management solution and ProxyEnroll. These solutions are critical to our strategy of evolving from a traditional clearinghouse to a sophisticated provider of high value-added, transaction management solutions, and have been very well-received by our customer base."

         "For our payer customers I am pleased to announce that we are nearing completion of our first contract for ESP (Enterprise Solutions for Payers). This sale to a top 10 national payer is an early validation of our strategy, and we expect it to represent over $2 million in annualized revenue. In addition, we are making good sales progress in our core cost containment business, as can be seen by our announcement today of our expanded business with NRECA."

STATISTICS

         Management considers the following metrics important to monitor its transaction business:

DESCRIPTION:
(all amounts in thousands)           Q/E            Q/E          Q/E           Q/E           Q/E
(unaudited)                        3/31/05       12/31/04      9/30/04       6/30/04       3/31/04
                                   -------       --------      -------       -------       -------
Core transactions (excluding        69,752        69,073        63,677        62,790        63,793
encounters)
Encounters                           5,916         6,558         6,561         6,086         9,967
                                    ------        ------        ------        ------        ------
TOTAL TRANSACTIONS                  75,668        75,631        70,238        68,876        73,760
                                    ======        ======        ======        ======        ======


LABORATORY COMMUNICATION SOLUTIONS

         The Laboratory Communication Solutions segment reported revenues of $3.1 million for the first quarter of 2005, a decrease of 8.5% sequentially. On a year over year basis, revenue declined 47.4%, primarily as a result of the June 2004 disposition of certain contract manufacturing assets. However, year over year operating income improved by 123.7% and 23% sequentially to $0.6 million due to increased sales of higher margin products and the elimination of the loss from the contract manufacturing business in the comparable period.

          "The laboratory segment of ProxyMed is a relatively mature business, and we will be challenged for revenue growth as we shift our product mix away from higher revenue, lower margin products to our new products," said Nancy Ham. "However, we believe we can grow at the operating income line, as we did this quarter, as we continue to have success with the roll-out of our new products, Pilot(TM) and Navigator(TM)."

LOOKING FORWARD:

         Kevin McNamara, Chairman of the Board and interim CEO said, "Despite a lot of change within the Company and the industry, the Company kept its focus in the first quarter and delivered solid results. I am pleased that we have accomplished two major corporate objectives: securing a new senior debt facility and nearing completion of our first ESP deal. The Company is setting the foundation for future revenue growth through building the sales pipeline, and accelerated earnings growth through the deployment of its Web-based self-service tools. Out of the major objectives I laid out last quarter, we have only one remaining, and that is completing our CEO search. We are in the final stages of this process, and I expect that we will be in a position to announce our new CEO in the next week or two. We will revisit the issue of providing financial guidance for the remainder of 2005 thereafter."

ABOUT PROXYMED, INC.
ProxyMed provides connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare institutions. ProxyMed's services support a broad range of both financial and clinical transactions, and we are HIPAA certified through Edifecs. To facilitate these services, ProxyMed is completing the conversion of its non-clinical EDI transactions to Phoenix(TM), our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers.

For more information, please visit the Company's website at www.proxymed.com.





FORWARD LOOKING STATEMENT


ProxyMed cautions that forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. Some of these factors are described in the Safe Harbor statement below.


Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements include those concerning the potential benefits and effects, including but not limited to any expectations as to profitability, revenue growth, and other aspects of the financial performance of the combined Company. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, the soundness of our business strategies relative to the perceived market opportunities; ProxyMed's ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; ProxyMed's ability to attract and retain a qualified CEO; ProxyMed's assessment of the healthcare industry's need, desire and ability to become technology efficient; and ProxyMed's ability and that of its business associates to perform satisfactorily under the terms of its contractual obligations, and to comply with various government rules regarding healthcare and patient privacy. For further cautions about the risks of investing in ProxyMed, we refer you to the documents the Company files from time to time with the Securities and Exchange Commission, particularly the Company's Form 10-K/A for the year ended December 31, 2004, and Form 10-Q for fiscal period ending March 31, 2005.

ProxyMed does not assume any obligation to update information contained in this document. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

                         PROXYMED, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (AMOUNTS IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)


                                                               Three Months Ended March 31,
                                                                        (unaudited)
                                                             ---------------------------------
                                                                  2005                2004
                                                             ------------         ------------
Net revenues                                                 $     21,714         $     20,504
                                                             ------------         ------------
Costs and expenses:
  Cost of sales                                                     7,683                8,289
  Selling, general and administrative expenses                     12,625               10,409
  Depreciation and amortization                                     2,596                1,849
                                                             ------------         ------------

        Total operating costs and expenses                         22,904               20,547
                                                             ------------         ------------

        Operating loss                                             (1,190)                 (43)

Interest expense, net                                                 601                  334

Provision for income taxes                                             --                   50
                                                             ------------         ------------

        Net loss                                             $     (1,791)        $       (427)
                                                             ============         ============

Basic and diluted loss per share                             $      (0.14)        $      (0.05)
                                                             ============         ============

Basic and diluted weighted average shares outstanding          12,626,567            8,570,731
                                                             ============         ============

                         PROXYMED, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (AMOUNTS IN THOUSANDS)


                                                    Three Months Ended March 31,
                                                             (unaudited)
                                                    ----------------------------
                                                        2005             2004
                                                     --------         --------
Revenues:
  Transaction Services                               $ 18,607         $ 14,594
  Laboratory Communication Solutions                    3,107            5,910
                                                     --------         --------
                                                     $ 21,714         $ 20,504
                                                     ========         ========

Cost of sales:
  Transaction Services                               $  5,999         $  4,260
  Laboratory Communication Solutions                    1,684            4,029
                                                     --------         --------
                                                     $  7,683         $  8,289
                                                     ========         ========

Selling, general and administrative expenses:
  Transaction Services                               $ 11,971         $  7,984
  Laboratory Communication Solutions                      654            1,364
  Corporate                                                --            1,061
                                                     --------         --------
                                                     $ 12,625         $ 10,409
                                                     ========         ========

Depreciation and amortization:
  Transaction Services                               $  2,413         $  1,554
  Laboratory Communication Solutions                      183              259
  Corporate                                                --               36
                                                     --------         --------
                                                     $  2,596         $  1,849
                                                     ========         ========

Operating income (loss):
  Transaction Services                               $ (1,776)        $    796
  Laboratory Communication Solutions                      586              258
  Corporate                                                --           (1,097)
                                                     --------         --------
                                                     $ (1,190)        $    (43)
                                                     ========         ========

                         PROXYMED, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             (AMOUNTS IN THOUSANDS)


                                                                            (unaudited)
                                                                             March 31,        December 31,
                                          Assets                                2005              2004
                                                                             ---------        -----------
Current assets:
  Cash and cash equivalents                                                  $  11,559         $  12,374
  Accounts receivable - trade, net                                              16,335            17,591
  Other receivables                                                                218               312
  Inventory, net                                                                 1,667             1,775
  Other current assets                                                           1,606             1,399
                                                                             ---------         ---------

        Total current assets                                                    31,385            33,451
Property and equipment, net                                                      4,765             4,801
Goodwill, net                                                                   93,604            93,604
Purchased technology, capitalized software and other intangibles, net           50,589            52,305
Restricted cash                                                                     75                75
Other long-term assets                                                             126               167
                                                                             ---------         ---------

        Total assets                                                         $ 180,544         $ 184,403
                                                                             =========         =========
                      Liabilities and Stockholders' Equity

Current liabilities:
  Notes payable and current portion of long-term debt,
    including related party debt                                             $  20,085         $  20,572
  Accounts payable, accrued expenses and accrued compensation                   12,303            13,637
  Deferred revenue                                                                 723               691
  Income taxes payable                                                             184               215
                                                                             ---------         ---------

        Total current liabilities                                               33,295            35,115
Convertible notes                                                               13,137            13,137
Other long-term debt                                                                --               206
Long-term deferred revenue and other long-term liabilities                         726               863
                                                                             ---------         ---------
        Total liabilities                                                       47,158            49,321
                                                                             ---------         ---------

Stockholders' equity:
  Series C 7% Convertible preferred stock                                           --                --
  Common stock                                                                      13                13
  Additional paid-in capital                                                   239,298           239,255
  Unearned compensation                                                            (61)             (113)
  Accumulated deficit                                                         (105,864)         (104,073)
                                                                             ---------         ---------
        Total stockholders' equity                                             133,386           135,082
                                                                             ---------         ---------

        Total liabilities and stockholders' equity                           $ 180,544         $ 184,403
                                                                             =========         =========



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



                         PROXYMED, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)


                                                                     Three Months Ended March 31,
                                                                     ----------------------------
                                                                         2005              2004
                                                                     ----------        ----------
Cash flows from operating activities:
  Net loss                                                            $ (1,791)        $   (427)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
        Depreciation and amortization                                    2,596            1,849
        Provision for doubtful accounts                                     --              207
        Non-cash interest income                                            --              (27)
        Stock option compensation charges                                   95              106
        Changes in assets and liabilities, net of
          effect of acquisitions:
                Accounts and other receivables                           1,350             (641)
                Inventory                                                  108             (226)
                Other current assets                                       251               60
                Accounts payable and accrued expenses                   (1,860)             (51)
                Accrued expenses of PlanVista paid by ProxyMed              --           (4,011)
                Deferred revenue                                            41               53
                Income taxes                                               (31)              --
                Other, net                                                 390             (137)
                                                                      --------         --------
        Net cash provided by (used in) operating activities              1,149           (3,245)
                                                                      --------         --------

Cash flows from investing activities:
  Net cash acquired in acquisition                                          --              782
  Capital expenditures                                                    (723)            (705)
  Capitalized software                                                    (127)            (380)
  Collections on notes receivable                                           --               45
  Decrease in restricted cash                                               --               40
  Payments for acquisition-related costs                                    --             (776)
                                                                      --------         --------
        Net cash used in investing activities                             (850)            (994)
                                                                      --------         --------

Cash flows from financing activities:
  Net proceeds from sale of common stock                                    --           24,100
  Proceeds from exercise of stock options and warrants                      --            8,750
  Draws on line of credit                                                   --            4,900
  Repayments of line of credit                                              --           (4,400)
  Payment of related party note payable                                   (600)              --
  Payment of notes payable, capital leases and long-term debt             (514)         (24,063)
                                                                      --------         --------
        Net cash (used in) provided by financing activities             (1,114)           9,287
                                                                      --------         --------

Net (decrease) increase in cash and cash equivalents                      (815)           5,048
Cash and cash equivalents at beginning of period                        12,374            5,333
                                                                      --------         --------
Cash and cash equivalents at end of period                            $ 11,559         $ 10,381
                                                                      ========         ========



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